EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-1378) pertaining to the 360 Communications Company Retirement Savings Plan of our report dated June 19, 1997, with respect to the financial statements and schedules of the 360 Communications Company Retirement Savings Plan included in this Annual Report (Form 11-K) for the period from March 7, 1996 (date of inception) to December 31, 1996.


                                                      Ernst & Young LLP

Chicago, Illinois
June 25, 1997

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